                                                                    EXHIBIT 24.1





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in or made a part of the Form S-8 made by Xeta Corporation on August 28, 1995. It should be noted that we have not audited any financial statements of the Company subsequent to October 31, 1995 or performed any audit procedures subsequent to the date of our report.


                                                      /s/ ARTHUR ANDERSEN LLP
                                                      ARTHUR ANDERSEN LLP


Tulsa, Oklahoma
 January 29, 1996